                                                                 EXHIBIT 10.13

STATE OF GEORGIA
COUNTY OF GWINNETT

                                      LEASE

         THIS LEASE, made this 9th day of July, 1998, between SCHNEIDER ATLANTA, L.P., a Georgia limited partnership, (hereinafter called "Lessor"), and nFRONT, INC., a Georgia Corporation, (hereinafter called "Lessee");

                                WITNESSETH: THAT,

         WHEREAS, Lessor is the owner of that certain building situated at 520 Guthridge Court, Norcross, Gwinnett County, Georgia (hereinafter called the "Building") and located on the property (hereinafter called the "Land"; the Land and the Building are herein collectively called the "Property") described on EXHIBIT "A", attached hereto and by this reference incorporated herein; and

         WHEREAS, Lessee wishes to lease from Lessor approximately 13,747 rentable square feet of the Building, which area is outlined in red on the diagram marked EXHIBIT "B", attached hereto and by this reference incorporated herein and made a part hereof (hereinafter called the "Premises");

         NOW, THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the Premises. Lessee hereby accepts the Premises in their condition existing as of the date hereof (except as outlined in Section 10.1 hereof) and hereby acknowledges that Lessor has not made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business. No easement for light or air is included in the Premises.

         FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

         1. TERM. Subject to Section 22 hereof, the term (hereinafter called the "Lease Term") of this Lease shall commence on the sooner of August 1, 1998 or upon completion of improvements (hereinafter called the "Commencement Date") and, unless sooner terminated pursuant to the provisions hereof, shall expire at 11:59 p.m. on the day before the date which is five (5) years after the Commencement Date.

         2. RENT.

                  2.1 The annual base rental (hereinafter called "Annual Base Rental") for the Premises shall be as per the following schedule. The Annual Base Rental shall be payable in monthly installments per the schedule below (hereinafter called "Monthly Base Rent") in advance on the first day of each and every calendar month during the lease term. The Monthly Base Rent shall be prorated at the rate of 1/30th of the Monthly Base Rent per day for any partial month.

             YEAR          ANNUAL RENT PER/SF          TOTAL ANNUAL RENT          MONTHLY BASE RENT
            -------------------------------------------------------------------------------------------------
             1                 $14.50                      $199,331.50                $16,610.95
            -------------------------------------------------------------------------------------------------
             2                 $14.93                      $205,242.71                $17,103.55
            -------------------------------------------------------------------------------------------------
             3                 $15.38                      $211,428.86                $17,619.07
            -------------------------------------------------------------------------------------------------
             4                 $15.84                      $217,752.48                $18,146.04
            -------------------------------------------------------------------------------------------------
             5                 $16.32                      $224,351.04                $18,695.92
            -------------------------------------------------------------------------------------------------

                  2.2 Lessee shall pay the rent and all other sums, amounts, liabilities, and obligations which Lessee herein assumes or agrees to pay (whether designated Base Rent, additional rent, costs, expenses, damages, losses, or otherwise) (all of which are hereinafter called "Amount Due") as herein provided promptly at the times and in the manner herein specified without deduction, setoff, abatement, counterclaim, or defense. If any Amount Due is not received by Lessor within ten (10) days following the date on which it is due, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lessor. If such Amount Due is not paid within thirty (30) days of the date on which it was originally due, then, in addition to such late charge, Lessee shall pay Lessor interest on such Amount Due from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (i) the prime rate of interest announced by Wachovia Bank of Georgia, N.A., or its successors, from time to time for 90-day unsecured loans to its best commercial customers plus five percent (5%) or (ii) the maximum rate permitted by applicable law. Any such late charge and interest shall be due and payable at the time of actual payment of the Amount Due. Any Amount Due payable to Lessor by Lessee shall be paid in cash or by check at the office of Lessor, c/o Technology Park/Atlanta, Inc., Suite 150, 11555 Medlock Bridge Road, Duluth, Georgia 30155, or at such other place or places as Lessor may from time to time designate in writing.

         3. INTENTIONALLY DELETED.

         4. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Lessee shall pay Lessor a security deposit in the amount of TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($25,000.00) (hereinafter called the "Security Deposit") to be held by Lessor without interest for the performance by Lessee of Lessee's covenants and obligations under this Lease. If Lessee is then in full compliance with this Lease, and Lessor has not previously applied any portion of such Security Deposit to cure any default of Lessee, then within thirty (30) days after the date which is twelve (12) months after the Commencement Date, Lessor shall return a portion of said Security Deposit, being the amount of $8,389.05, to Tenant. If Lessee shall at any time fail to pay any Amount Due, and such failure shall continue beyond the expiration of any applicable grace or cure period, Lessor may, but shall not be obligated to, from time to time and without prejudice to any other remedy, apply all or any portion of the Security Deposit to the extent necessary toward the payment of any such Amount Due. In the event Lessor applies the Security Deposit or a portion thereof as provided in this Section 4, Lessee shall immediately upon notice from Lessor of such application pay the amount so applied to Lessor, it being the intent of the parties that the Security Deposit held by Lessor always be in the amount stated above. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of Lessor's damages in the event of any default by Lessee. If, at the expiration or other termination of this Lease, Lessee is not in default of any of its covenants, the Security Deposit shall be returned by Lessor to Lessee without interest.

         5.       USE.

                  5.1 Lessee (and its permitted assignees and subtenants) shall use the Premises only for general business, administrative and sales and related purposes, not in violation of the restrictive covenants hereinafter referred to, and for no other purpose without the prior written consent of Lessor. Lessee shall operate its business in the Premises during the entire Lease Term and in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Lessee will not permit, create, or maintain any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises which has a tendency to annoy or disturb any persons occupying adjacent premises either within or without the Building.

                  5.2 Lessee shall not place or maintain machines, equipment, or other apparatus which causes vibrations or noise that may be transmitted to the Building structure or to any space to such a degree as to be reasonably objectionable to Lessor or to any tenant, occupant, or other person in the Building. Neither Lessee nor any of Lessee's employees, agents or invitees shall place or maintain within the Premises any stoves, ovens or space heaters, except that Lessee may maintain one (1) microwave oven within the Premises so long as such microwave oven uses standard 110V electrical service. Lessee shall not make or permit any odor that is objectionable to the public or to other occupants of the Building, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building.

                  5.3 Lessee shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only in the loading dock area of the Premises or, if no loading dock area is located at the Premises, then at the loading dock area of the Building or such other dock area as Lessor may designate. Under no circumstances shall Lessee allow any goods or materials delivered to or sent from the Premises to be stored on, accumulate on or obstruct the loading dock area, dumpster pad, sidewalks, driveways, parking areas, entrances or other public areas or spaces of the Building or the Property. Lessee acknowledges that violations of this Paragraph 5.3 shall constitute a material breach of this Lease.

                  5.4 Lessee shall not perform or permit any work, including, but not limited to, assembly, construction, mechanical work, painting, drying, layout, cleaning, or repair of goods or materials, to be done on the loading dock, sidewalks, driveways, parking areas, landscaped areas of the Building or the Property.

                  5.5 Lessee shall not use, handle, store, deal in, discharge, or fabricate any environmentally hazardous wastes, substances or materials as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto.

                  5.6 Lessee shall not abandon or vacate the Premises at any time during the Lease Term. Notwithstanding anything to the contrary contained in this Lease, if Lessee deserts or vacates the Premises, Lessor's sole remedy for such default shall be to terminate this Lease without further liability on the part of the Lessor or Lessee. The preceding sentence is not intended and shall not be deemed to waive or limit any of Lessor's rights or remedies in connection with or based on any default other than vacation or desertion.

         6.       UTILITIES AND SERVICE.

                  6.1 Except to the extent directly contracted for by Lessee, Lessor shall furnish or cause to be furnished to the Premises between 7:00 a.m. and 6:00 p.m. Monday through Friday and between 8:00 a.m. and 1:00 p.m. on Saturdays, exclusive of all holidays, subject to any rules and regulations of the Building, water and sewer services suitable for Lessee's intended use of the Premises, electricity as set forth in Paragraph 6.2 hereof, and heat and air conditioning required in Lessor's reasonable judgment for the comfortable use and occupation of the Premises. As used in this Paragraph 6.1, the term "holiday" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Should Lessee desire either heating or air conditioning at other times, Lessor agrees to provide same upon reasonable advance request by Lessee, but at Lessee's expense, at such hourly rates as reasonably may be determined from time to time by Lessor, which charge Lessee shall pay within thirty (30) days after being billed therefor. Lessor shall provide lighting facilities for the common entries, hallways, stairways, and restroom facilities in the Building. Lessee will install and pay for its own telephone service.

                  6.2 Lessor, at Lessor's sole cost and expense, shall cause to be furnished to the Premises sufficient power for building standard fluorescent lighting, personal computers, normal office copying machines, typewriters, voice writers, calculating machines, and other normal office machines of similar low electrical consumption; but not including electricity required for electronic data processing equipment, special lighting, or any other item of electrical equipment which singly consumes more than 0.25 kilowatts at rated capacity or requires a voltage other than 120 volts single phase except as expressly provided in this Lease. Lessor shall provide Lessee an electrical allowance with up to $1.60/ft. per year ($21,995.20) for electricity, and any cost of electrical consumption in excess of such allowance shall be the expense of Lessee. Lessee shall pay any excess electrical charges to Lessor at the end of the first year of occupancy by Lessee. In years 2 - 5 of the Lease Term, Lessee shall pay to Lessor on a monthly basis an estimate of the excess electrical costs, which shall be based on the previous year's actual cost with appropriate adjustments based upon any increases in electrical rates by the provider of such utility. At the end of each Lease year, Lessor shall provide Lessee with an accounting of the electrical usage and reconcile with Lessee on actual versus budgeted. If there is money due Lessee in any year, Lessor shall within thirty
(30) days provide Lessee with the difference. As well if monies are owed to Lessor in any year then Lessee shall within thirty (30) days provide Lessor with the amount of the shortfall. It is understood by Lessee that Lessor currently sub meters the entire first floor and that for purposes of calculating Lessee's power consumption the electrical consumption costs for all other tenants on the floor will b calculated at $1.60 p.s.f. per year throughout their lease terms and assuming no coverage by such other tenants on the floor. Lessee shall not install or use any equipment using electric power other than that described in this paragraph without the prior written consent of Lessor which consent shall not be unreasonably withheld or delayed, and, if Lessor gives written consent, then Lessee shall pay the cost of the power to operate the equipment, as determined by Lessor, and if the installation of such electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and operating costs will be the obligation of Lessee.

               6.3 Lessor shall not be held liable for any damage or injury suffered by Lessee or by any of Lessee's invitees, licensees, agents, servants, employees, contractors, or subcontractors or any other person or entity engaged, invited, or allowed to come onto the Premises by Lessee (hereinafter collectively referred to as "Lessee Parties"), resulting directly, indirectly, proximately, or remotely from the installation, use, or interruption of any utility service to the Premises or Building, including, but not limited to, temporary failure to supply any heating, air conditioning, electrical, water, or sewer services, or any of them. No temporary failure to provide services shall relieve Lessee from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay any Amount Due in the manner and amounts, and promptly at the times set forth herein.

                  6.4 Lessor shall furnish Lessee janitorial service five (5) days per week, exclusive of holidays, in a manner that Lessor reasonably deems to be consistent with the first-class standard of the Building.

         7.       MAINTENANCE.

                  7.1 Except for damage arising from the negligence of Lessee or the Lessee Parties, Lessor shall keep the roof, foundation, exterior walls, common areas, and all sewer and utility lines of the Building, including all sewer connections, plumbing, heating appliances, wiring, and glass, in good order and repair, shall furnish Lessee all Building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in the common areas and service areas within the Building. Notwithstanding anything to the contrary contained herein and except as otherwise provided in the preceding sentence, Lessor shall have no obligation to maintain, replace, or repair any other improvements located within the Premises, the maintenance of which is and shall be the responsibility of Lessee.

                  7.2 Lessor shall have no obligation to make any repairs unless and until Lessee notifies Lessor in writing of the necessity thereof, in which event Lessor shall have reasonable time in which to make such repairs; however, Lessee may notify Lessor verbally of any minor, routine or day-to-day repairs which need to be made.

                  7.3 Subject to Lessor's obligation to provide janitorial services, Lessee shall keep the Premises free from all litter, dirt, debris, and obstructions and in a clean and sanitary condition. Except as otherwise provided in the first sentence of paragraph 7.1 hereof, Lessee shall maintain, replace, and repair all improvements located within the Premises, including, but not limited to, finishes, wall coverings, carpets, floor coverings, utility lines, sewer connections, plumbing, wiring and glass, which are or were installed for Lessee. At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission by Lessee or ordinary wear and tear excepted only.

         8. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Lessee hereunder, nor operate to excuse Lessee from prompt payment of any Amount Due required by the terms of this Lease.

         9.       PROPERTY AND LIABILITY INSURANCE.

                  9.1 Throughout the Lease Term, Lessor will insure for full replacement value, the Building (excluding foundations and excavations), the Building standard leasehold improvements, and the machinery, boilers, and equipment contained therein owned by Lessor (excluding any property Lessee is obliged to insure pursuant to Paragraph 9.3 below) against damage by fire and the perils insured in the standard extended coverage endorsement. Lessor shall also, throughout the Lease Term, carry public liability insurance in an amount not less than $1,000,000 for any one occurrence with respect to the ownership and operation of the Building.

                  9.2 Lessee shall comply with all insurance regulations so the lowest fire, extended coverage, and liability insurance rates available for use of the Building as normal office space may be obtained by Lessor and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal office building, or result in an increase in premium on the insurance on the Building. If any insurance policy upon the

Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Lessee or by any assignee or subtenant of Lessee and if Lessee fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within twenty-four (24) hours after notice thereof by Lessor, Lessor may, at its option, do any one of the following:

                        9.2.1 Declare a default by Lessee, and thereupon the provisions of Section 12 shall apply; or

                       9.2.2 Enter upon the Premises and remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof, and in such event, Lessee shall forthwith pay the cost thereof to Lessor as additional rent; and if Lessee fails to pay such cost, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply (Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the Premises as a result of the re-entry); or

                        9.2.3 If the sole action taken by the insurer is to raise the premium or other monetary cost of the insurance, demand payment from Lessee of the premium or other cost as additional rent hereunder, and if Lessee fails to pay the increase to Lessor within ten (10) days of demand by Lessor, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Lessee acknowledges that it has no right to receive any proceeds from any insurance policies carried by Lessor and that such insurance will be for the sole benefit of Lessor with no coverage for Lessee for any risk insured against.

                  9.3 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect, and with Lessee, Lessor, and Lessor's mortgagees named as additional insured therein as their respective interests may appear, the following types and kinds of insurance:

                       9.3.1 Upon property of every description and kind owned by Lessee and located in the Building or for which Lessee is legally liable or which was installed by or on behalf of Lessee, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, and fixtures (excluding, however, those improvements, if any, installed by Lessor in accordance with paragraph 10.1 hereof), against all risk of loss in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

                       9.3.2 Public liability insurance in an amount not less than $1,000,000.00 for any one occurrence or such higher limits as Lessor may reasonably require from time to time; the insurance shall include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Lessee of owned, non-owned, or hired automobiles and other vehicles for a limit not less than that specified above; and shall also include coverage for "Fire Legal" liability with respect to the Premises in an amount not less than $100,000 or such higher limits as Lessor may reasonably require from time to time.

                       9.3.3 Workers' compensation insurance in the amount required by law to protect Lessee's employees; and

                       9.3.4 Any other form or forms of insurance that Lessor may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

                  9.4 All insurance policies shall be taken out with companies acceptable to Lessor licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Lessor. The insurance may be by blanket insurance policy or policies. Lessee shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Lessor. Certificates evidencing renewals shall be delivered to Lessor no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Lessor and Lessor's mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof.

                  9.5 Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or insurable (whether or not such insurance is obtained) in policies of fire and extended coverage insurance covering such property even if such loss or damage shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible (other than acts, such as intentional wrongdoing or criminal conduct, that are not waived in the standard waiver of subrogation provision in commercial property insurance at the time of the loss or damage).

         10.      ALTERATIONS AND IMPROVEMENTS.

                  10.1 Lessor shall improve the Premises in accordance with working drawings to be approved by Lessee and Lessor prior to commencement of construction. The Premises will be prepared generally in accordance with the plans shown on EXHIBIT "C", attached hereto and by this reference made a part hereof. Notwithstanding the above Lessor shall provide Lessee a tenant improvement allowance equal to $9.00 per square foot or $123,723. These monies are to be used toward the improvement of the Premises subject to Lessor's reasonable approval and the above allowance shall also be applied toward the costs associated with architectural design, engineering, and construction supervision (5%) to complete the tenant improvement work. Any cost to improve the Premises in excess of the allowance provided for herein will be at the expense of Lessee.

                  10.2 Lessee shall not make any alterations, additions, or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Lessor, which consent Lessor shall not unreasonably withhold, delay or condition. If Lessor does not respond in writing to Lessee's request for consent within ten (10) business days of receipt of Lessee's request therefor, Lessee shall be deemed to have given consent. All alterations, additions, or improvements made, installed in, or attached to the Premises by Lessee, upon the consent specified above, shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with the plans and specifications approved by Lessor, all applicable laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions. Prior to the commencement of any such work, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers' compensation insurance and public liability insurance, all in amounts satisfactory to Lessor, are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform the work.

                  10.3 Lessee shall keep the Premises free from all liens, preliminary notices of liens, right to liens, or claims of liens of contractors, subcontractors, mechanics, or material men for work done or materials furnished to the Property at the request of Lessee. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Lessee, Lessee shall, within ten (10) days after Lessee has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by deposit or bonding proceedings. If Lessee shall fail to cause the lien, or such claim or notice thereof, to be discharged within the ten-day period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by deposit or bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lessor in connection therewith, shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor together with interest thereon at the rate set forth in paragraph 2.2 hereof from the date it was paid by Lessor. Lessee shall not have the authority to subject the interest or estate of Lessor to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Lessee, and all persons contracting with Lessee are hereby charged with notice that they must look to Lessee and to Lessee's interest only to secure payment.

                  10.4 All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture and shop equipment put in at the expenses of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury. Notwithstanding the foregoing, however, Lessor may elect that any or all installations made or installed by or on behalf of Lessee be removed at the end of the Lease Term, and, if Lessor so elects, it shall be Lessee's obligation to restore the Premises to the condition they were prior to the alterations, additions, or improvements on or before the expiration or other termination of this Lease; provided, however, that Lessor shall make such election to require Lessee to remove installations at the time Lessor gives its consent to allow Lessee to install same. Such removal and restoration shall be at the sole expense of Lessee. Further, notwithstanding anything contained herein to the contrary except as otherwise provided in paragraph 9.3.1 hereof, Lessor shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Lessee, the Lessee Parties, or any other person, and such improvements shall be on the Premises at the risk of Lessee only.

                  10.5 In the event Lessor makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to any willful act or omission of Lessee or any of the Lessee Parties, any and all cost and expenses incurred by Lessor in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor, together with interest thereon from the date of the demand at the rate set forth in paragraph 2.2 hereof.

         11.      ASSIGNMENT OR SUBLETTING.

                  11.1 Lessee shall not assign this Lease, or any interest herein, or sublet or allow any other person, firm, or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed. If Lessor does not respond in writing to Lessee's request for consent within ten (10) business days of receipt of Lessee's request therefor, Lessor shall be deemed to have given consent. Lessor shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Lessor be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose operations violate the restrictive covenants described in Section 26 hereof. Lessee shall provide to Lessor such information as Lessor may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Lessor shall have no obligation to consent to any assignment or subletting unless it has received from Lessee (at no cost or expense to Lessor) the most recent audited financial statements of the proposed assignee or subtenant and such other information as Lessor reasonably requires. For purposes of this Section 11, an assignment of stock or other ownership interest in Lessee shall be deemed an assignment within the meaning of and be governed by this Paragraph. No assignment or subletting (with or without the consent of Lessor) shall release Lessee from its obligations under this Lease nor shall Lessee permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation of law or otherwise. The power of Lessor to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting.

                  11.2 If Lessee shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Lessor of any Amount Due from any person claiming as assignee, sublease, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Lessor thereafter to collect any rent from Lessee, it being agreed that Lessor may at any time accept any Amount Due under this Lease from any person offering to pay it without thereby acknowledging the person so paying as a lessee in place of Lessee herein named, and without releasing Lessee from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Amount Due, but it shall be taken to be a payment on account by Lessee.

                  11.3 Notwithstanding the provisions of Paragraph 11 of this Lease, Lessee shall have the right, without the prior consent of Lessor but subject to Lessor's rights to notice and prohibitions contained herein, to assign this Lease or sublet the whole or any part of the Premises to a corporation or entity which: (1) is Lessee's parent corporation; or (2) is a wholly-owned subsidiary of Lessee or Lessee's parent corporation; or (3) is a corporation of which Lessee or Lessee's parent corporation owns in excess fifty percent (50%) of the outstanding capital stock; or (4) is a result of consolidation or merger with Lessee and/or Lessee's parent corporation; or (5) is a corporation to which substantially all of Lessee's assets have been transferred. Any transfer pursuant to 1, 2, 3, 4 or 5 above, shall be subject to the following conditions: (a) Lessee shall remain fully liable during the unexpired term of this Lease; and (b) any such assignment, sublease or transfer shall be subject to all of the terms, covenants and conditions of this Lease, and such assignee, sublessee or transferee shall expressly assume the obligations of Lessee under this Lease by a document reasonably satisfactory to Lessor. Lessee shall have the obligation to give Lessor prior written notice of its intent of any such arrangement, and if Lessor reasonably determines that the proposed assignee or sublessee is engaged in a business which would materially interfere with the operation of the Property or that permitting the assignment or subletting would cause a violation by Lessor of its obligations under any lease covering a portion of the property, Lessor shall have the right to prohibit such arrangement based upon the issue of the business of the proposed assignee or sublessee or the compatability of the proposed assignee or sublessee with the businesses in the Building.

         12.      DEFAULTS.

                  12.1 In the event that (i) Lessee shall fail to pay the Base Rent or any other Amount Due for more than ten (10) days after its due date, or
(ii) Lessee shall fail to comply with any of the terms, covenants, conditions, or agreements herein contained or any of the rules and regulations now or hereafter established for the government of the Building and such failure to comply continues for thirty (30) days after Lessor's written notice to Lessee thereof, or (iii) Lessee shall fail for more than thirty (30) days after written notice thereof from Lessor to Lessee to comply (or fail to diligently pursue within thirty (30) days compliance which cannot reasonably be completed with such thirty (30) day period and within sixty (60) days comply with) with any term, provision, condition or covenant of any other agreement between Lessor and Lessee; then Lessor shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this Lease:

                       12.1.1 Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately upon expiration of ten (10) days from the date of the service upon Lessee of written notice to that effect, without any further notice or demand. In the event Lessor shall become entitled to the possession of the Premises by any termination of this Lease herein provided, and Lessee shall refuse to surrender or deliver up possession of the Premises after the service of such notice, then Lessor may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession of and repossess the Premises as Lessor's former estate, and expel, remove, and put out of possession Lessee and its effects, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor, and without prejudice to any remedy allowed by law available in such cases. Lessee shall indemnify Lessor for all loss, cost, expense, and damage which Lessor may suffer by reason of the termination, whether through inability to relet the Premises, or through decrease in rent or otherwise. In the event of such termination, Lessor may, at its option, recover forthwith as damages a sum of money equal to the total of
(a) the cost of recovering the Premises (including, without limitation, attorneys' fees and cost of suit), (b) the unpaid rent earned at the time of termination, plus late charges and interest thereon at the rate specified in paragraph 2.2 hereof, (c) the present value (discounted at the rate of 8% per annum) of the balance of the rent for the remainder of the Lease Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, and (d) any other sum of money and damages owed by Lessee to Lessor.

                       12.1.2 Without terminating this Lease, retake possession of the Premises and rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Lessor from any reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, attorneys' fees and costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Lessee shall pay any deficiency to Lessor, as often as it shall arise, on demand.

                       12.1.3 Correct or cure the default and recover any amount expended in so doing, together with interest thereon until paid.

                       12.1.4 Recover any and all costs incurred by Lessor resulting directly, indirectly, proximately, or remotely from the default, including but not limited to reasonable attorneys' fees.

                  12.2 In addition to any other rights which Lessor may have, Lessor, in person or by agent, may enter upon the Premises and take possession of all or any part of Lessee's property in the Premises, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the property sold to him. The proceeds of the sale of the property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including, without limitation, attorneys' fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law. Such sale shall bar Lessee's right of redemption.

                  12.3 In the event of a default or threatened default under this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including, without limitation, injunction and specific performance.

                  12.4 Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

         13. BANKRUPTCY. The filing or preparation for filing by or against Lessee of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Lessee is insolvent, bankrupt, or an issuance of an order for relief with respect to Lessee under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the execution by Lessee of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the failure of Lessee to pay its debts as they mature, or the levying on under execution of the interest of Lessee under this Lease, or the filing or preparation for filing by Lessee of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, shall automatically constitute a default in this Lease by Lessee for which Lessor may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Lessor in Section 12 hereof; provided, however, that if such petition be filed by a third party against Lessee, and Lessee desires in good faith to defend against the petition and is not in any way in default of any obligation hereunder at the time of filing the petition, and Lessee within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed. In the event Lessor elects to terminate this Lease as provided for in this Section, Lessee shall pay forthwith to Lessor as liquidated damages, the difference between the unpaid rent reserved in this Lease at the time of such termination and the then reasonable rental value of the Premises for the balance of the Lease Term, and Lessee acknowledges that said sum is reasonable and shall not be construed as a penalty.

         14.      DAMAGE AND CONDEMNATION.

                  14.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but not to such an extent that repairs and rebuilding cannot reasonably be completed within one hundred twenty (120) days of the date of the event causing the damage, Lessor may, at Lessor's option, repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises, this Lease shall remain in full force and effect, but Lessor may require Lessee temporarily to vacate the Premises while they are being repaired and, subject to the provisions of this Paragraph 14.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. If the Premises are not repaired, rebuilt, or otherwise made suitable for occupancy by Lessee within the aforesaid one hundred twenty (120) day period, Lessee shall have the right, by written notice to Lessor, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If Lessor elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that repairs and rebuilding cannot reasonably be completed within one hundred twenty
(120) days of the date of the event causing the damage, Lessor may by written notice to Lessee terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. Failure by Lessee to comply with any provision of this Paragraph 14.1 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. Notwithstanding any provision of this Lease to the contrary, if the Premises, the Building, or any part thereof are damaged by fire or other casualty caused by or materially contributed to by the negligence or misconduct of Lessee or any of the Lessee Parties, Lessee shall be fully responsible, to the extent not covered by insurance, for repairing, restoring, or paying for the damage as Lessor shall direct and this Lease shall remain in full force and effect without reduction or abatement of rent.

                  14.2 In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises, the Property or any portion thereof, then Lessor, at its option, may terminate this Lease upon ten (10) days' prior written notice to Lessee and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor; provided, however, Lessee shall have the sole right to reclaim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all costs or loss (including loss of business) to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location. Lessee shall execute and deliver any instruments, at the expense of Lessor, that Lessor reasonably may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the lands and Premises, or any portion thereof. Lessee shall vacate the Premises, remove all Lessee's personal property therefrom and deliver up peaceable possession thereof to Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee to comply with any provisions of this Paragraph 14.2 shall subject Lessee to such costs, expenses, damages, and losses as Lessor reasonably may incur by reason of Lessee's breach hereof. If Lessor chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall, at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises within one hundred twenty (120) days after the date of the physical taking, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Lessee prior to the taking and shall restore the Premises to its condition immediately prior to the taking, reasonable wear and tear expected; provided, however, that Lessor shall have no obligation to restore and reconstruct Lessee's leasehold improvements unless and to the extent that Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed the restoration and reconstruction within one hundred twenty (120) days after the date of physical taking, Lessee, in addition to any other rights and remedies Lessee may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable hereunder shall be equitably adjusted in proportion to the percentage of the Premises taken or rendered unusable as a result of such taking, both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term.

               14.3 In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct, or improve (hereinafter collectively called "Repairs") any part of the Premises, then the Repairs may be made by and at the expense of Lessor and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of the Repairs. If the Repairs shall render the Premises untenantable and if the Repairs are not completed within one hundred twenty (120) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred thirty (130) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act or omission by Lessee, then the Repairs shall be effected promptly at the sole cost and expense of Lessee and there shall not, in any event, be any abatement of rent nor any right in Lessee to terminate this Lease whether or not the completion of the Repairs takes more than one hundred twenty (120) days.

         15. TAXES. Lessor shall pay all taxes, assessments, and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof, levied, assessed, or otherwise imposed by any lawful authority or payable with respect to the Property or the Building.

         16.      LIABILITY OF LESSOR.

                  16.1 Subject to paragraph 9.5 hereof, Lessee shall indemnify, defend, and hold harmless Lessor, at Lessee's expense, against (a) any default by Lessee or any permitted assignee or subtenant hereunder; (b) any act or negligence of Lessee, Lessee's licensees, agents, servants, employees, contractors or subcontractors; (c) any act or negligence of the Lessee's invitees or any other person or entity invited or allowed to come onto the Premises by Lessee, occurring within the Premises; and (d) all claims for damages to persons or property by reason of Lessee's use or occupancy of the Premises. Lessee shall not be liable to Lessor, or Lessor's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees. Moreover, Lessor shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Lessee or any of the Lessee Parties, Lessee, or any of the Lessee Parties arising from any use or condition of the Premises, or any sidewalks, entrance ways, or parking areas serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise, except for such resulting from the negligence or willful act of Lessor. Any and all claims against Lessor for any damage referred to, but not excepted, in this Section 16 are hereby waived and released by Lessee.

                  16.2 Lessee expressly agrees to look solely to Lessor's interest in the Property for the recovery of any judgment against Lessor, it being agreed that Lessor (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors-in-interest.

         17.      RIGHT OF ENTRY.

                  17.1 Lessor reserves the right, for itself, its mortgagees, or their respective agents and duly authorized representatives, following reasonable notice to Lessee except in the case of emergency in which case no notice should be required, to enter and be upon the Premises at any time and from time to time to inspect the Premises and to repair, maintain, alter, improve, and remodel, but Lessor shall not materially interfere with Lessee's normal operation except in case of an emergency. Lessee shall not be entitled to any compensation, damages, or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Paragraph 17.1 shall imply any duty on the part of Lessor to repair, maintain, alter, improve, or remodel.

                  17.2 After notice to Lessee, Lessee shall permit Lessor or Lessor's agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers or tenants.

         18. BUILDING RULES AND REGULATIONS. Lessor reserves the right to establish commercially reasonable rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Lessor from time to time. Lessee shall comply with any rules and regulations established by Lessor pursuant to this Section 18. Building Rules and Regulations are stated on EXHIBIT "F", attached hereto and by this reference made a part hereof.

         19. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease, or if the Premises should be abandoned by Lessee, or if this Lease should terminate for any cause, or if Lessee should be dispossessed after default, if at the time of any such expiration, abandonment, termination or dispossession, Lessee or its assignees, subtenants, agents, servants, employees, contractors, or any other person controlled by Lessee or claiming under Lessee should leave any property of any kind or character in or upon the Premises, if such property remains in the Premises for ten (10) days after Lessor has given notice to Lessee pursuant to Paragraph 34 herein, such property shall be the property of Lessor and the fact of such leaving of property in or upon the Premises shall be conclusive evidence of the intent by Lessee or such person to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. It is understood and acknowledged by the parties hereto that none of Lessor's servants, agents, or employees, have or shall have the actual or apparent authority to waive any portion of this Section 19, and neither Lessee nor any other person designated above shall have any right to leave any such property upon the Premises beyond the time set forth herein without the written consent of Lessor. Lessor, its agents or attorneys, shall have the right and authority, if such property remains in the Premises for ten
(10) days after Lessor has given notice to Lessee pursuant to Paragraph 34 herein, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all reasonable and necessary expenses incurred in such removal and destruction, storage, sale or other disposition of such property. The said property removed or the proceeds from the sale or other disposition thereof shall belong to the Lessor as compensation for the removal and disposition of said property.

         20.      OTHER INTERESTS.

                  20.1 This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are hereinafter called the "Mortgage"). Except as expressly set forth in Section 20.3 to the contrary, this clause shall be self-operative and no further instrument of subordination need be required by any holder of any Mortgage. In confirmation of such subordination, however, Lessee shall, within ten (10) business days after Lessor's request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and, to the holder thereof, and, in the event of a failure so to do, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage. At the option of any holder of a Mortgage or any purchaser at a purchase sale of any Mortgage, Lessee shall attorn to and recognize such holder or purchaser as the Lessor under this Lease for the remainder of the term hereof, provided that such holder or purchaser recognizes Lessee as the Lessee of the Premises for the remainder of the term hereof in accordance with the provisions of this Lease; provided however, that such holder or purchaser shall not be subject to any offsets or defenses which Lessee might have against any prior Lessor and shall not be liable for any act or omission of any prior Lessor. Lessee shall, at the option of such holder or purchaser and within ten (10) business days after request is made therefor, execute, acknowledge and deliver any instrument which reasonably may be required to evidence such attornment on the foregoing terms.

                  20.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

                  20.3 Notwithstanding paragraph 20.1, with respect to Mortgages entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") from the holder of such Mortgage, which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in breach hereof and attorns to the record owner of the Premises, at its option as provided in paragraph 20.1. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Mortgage which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

         21. INTENTIONALLY OMITTED.

         22. DELAYED POSSESSION. If Lessor shall fail to deliver to Lessee actual possession of the Premises by August 1, 1998, rent shall abate until possession is given, but Lessor shall not be liable to Lessee for such failure, and the Commencement Date shall become the date on which possession is given.

         23. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Lessee after the expiration or sooner termination of this Lease, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as Base Rent for the period of the hold over an amount equal to one and one-half times the Base Rent which would have been payable by Lessee under Paragraph 2.1 hereof, as adjusted in accordance with paragraph 3.1 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Amount Due under this Lease. The rent payable by Lessee during the hold-over period shall be payable to Lessor on demand. If Lessee holds over as a tenant at sufferance, Lessee shall vacate and deliver the Premises to Lessor upon demand. In the event Lessee fails to surrender the Premises to Lessor upon expiration or other termination of this Lease or of such tenancy at sufferance, then Lessee shall indemnify Lessor against any and all loss or liability resulting from any delay of Lessee in surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any reasonable attorneys' fees related thereto.

         24. NO WAIVER. Lessee understands and acknowledges that no assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof.

         25. BINDING EFFECT. All terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Lessor and Lessee or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 11 hereof.

         26. COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without in any way limiting any of the other provisions of this Lease, Lessee shall comply with any protective covenants now or hereafter of record against the Building or the Property and with any changes to the covenants duly adopted. It is expressly acknowledged that all uses of the Building and Premises are subject to the covenants, conditions and restrictions of Technology Park/Atlanta, Inc. filed at Deed Book 389, Page 636, Gwinnett County, Georgia, records, as amended and extended.

         27. SIGNS. Lessee shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the common areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Lessor therefor, which consent shall not be unreasonably withheld as to Signs in the Premises visible from outside or on its exterior. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Lessee's Signs.

         28. DIRECTORY BOARD. Lessee shall be entitled to have its name shown upon the Directory Board of the Building. Lessor shall designate the style of the Directory Board as well as the amount of space to be allocated to Lessee, which Board shall be located in an area designated by Lessor in the main lobby of the Building. As well Lessee may have its name placed upon the monument sign subject to TPA's Design Control Committee, and that of Lessor.

         29. ESTOPPEL CERTIFICATE. Lessee shall, at any time and from time to time, upon not less than ten (10) business days' prior written notice from Lessor, execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging that Lessee is paying rent on a current basis with no offsets or claims, and that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder (or specifying the offsets, claims, or defaults, if any are claimed), and such other information (including, but not limited to most recent, financial statements) reasonably required by Lessor. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or by any other person to whom it is delivered.

         30. SEVERABILITY. The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect.

         31. ENTIRE AGREEMENT. Lessee acknowledges that there are no covenants, representations, warranties, or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Lessor and Lessee.

         32. CUMULATIVE REMEDIES. In the event of any default, breach, or threatened breach by Lessee of any of the covenants or provisions hereto, Lessor shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or damages and the right to invoke any remedy allowed at law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Lessor reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Lessor by law.

         33.      PARKING AREAS AND COMMON AREA CONTROL.

                  33.1 Lessee acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, driveways, foyers, hallways, washrooms, and stairwells not within the Premises shall at all times be subject to the exclusive control and management of Lessor. Lessor shall provide Lessee, at no charge to Lessee, parking at a ratio of four (4) parking spaces per 1,000 rentable square feet (Lessee's "Proportionate Share") on a non-reserved, non-exclusive basis for the Lease Term including any extension thereof. Lessor shall have the right to change the area, level, location, and arrangement of all common areas so long as in so doing Lessor does not materially and adversely affect ingress to and egress from the Building or the Premises.

                  33.2 Lessee and the Lessee Parties shall not use more than Lessee's proportionate share of the parking spaces in the parking areas made available to the Building by Lessor. Lessee covenants and agrees to fully cooperate with Lessor in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas.

         34. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person three
(3) days after being deposited in the United States mail, return receipt requested or the next business day after being placed in a nationally recognized overnight courier (i.e., Federal Express) for next business day morning delivery, addressed to the parties at the respective addresses set out below:

         If to Lessee:        nFRONT, Inc.
                              520 Guthridge Court
                              Norcross, GA 30092
                              Attn:    President

         If to Lessor:        Schneider Atlanta, L.P.
                              c/o Lambert Smith Hampton
                              3520 Piedmont Road
                              Suite 410
                              Atlanta, Georgia 30305

         With copy to:        Schneider Atlanta, L.P.
                              c/o Technology Park/Atlanta, Inc.
                              Suite 150
                              11555 Medlock Bridge Road
                              Duluth, Georgia 30097
                              Attention:  President

or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent.

         35. RECORDING. Neither this Lease nor any portion hereof shall be recorded unless both parties hereto agree to the recording.

         36. ATTORNEYS' FEES. Lessee agrees to pay Lessor's reasonable attorneys' fees, collection costs and other costs and expenses which Lessor incurs in enforcing any of the obligations of Lessee under this Lease, if Lessor prevails in such proceedings.

         37. HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead right and exemption.

         38. TIME OF ESSENCE. Time is of the essence of this Lease.

         39. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Lessor and Lessee has only a usufruct not subject to levy and sale.

         40. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent, additional rent, or any other Amount Due herein stipulated shall be deemed to be other than on account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept the check or payment without prejudice to Lessor's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

         41. BROKERS' FEES. With the exception of Technology Park/Atlanta, Inc., broker representing Lessor and William Leonard Company, broker representing Lessee; Lessor and Lessee warrant and represent, each to the other, that it has had no dealings with any broker or agent in connection with this Lease, and Lessor and Lessee hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Lease or the negotiation thereof. Lessor acknowledges that Lessor shall be responsible for any and all commissions payable to Technology Park/Atlanta, Inc. and William Leonard & Company, which will be paid commissions pursuant to separate agreements in accordance with the terms thereof, on account of the transaction contemplated by this Lease.

         42. MISCELLANEOUS.

                  42.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

                  42.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

                  42.3 This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

                  For additional terms and stipulations of this Lease, if any, see EXHIBIT "D", attached hereto and by this reference incorporated herein.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                         LESSOR:
                               SCHNEIDER ATLANTA, L.P.
                               a Georgia limited partnership
                               By: S. A. Management, Inc.
                               a Georgia corporation, sole general partner


                               By: /s/ Robert M. Day
                                   -----------------
                               Name:  Robert M. Day
                               Title: VP

                                         [Corporate Seal]


                         LESSEE:
                               NFront, Inc.
                               a Georgia corporation


                               By: /s/ Tripp Rackley
                                   -----------------
                               Name: Tripp Rackley
                               Title: CEO

                                             [Corporate Seal]